Exhibit 10.20

AMENDMENT NO. 3 TO SOFTWARE LICENSE AGREEMENT

This Amendment No. 3 (this “Amendment 3”) is an amendment to that Software License Agreement dated June 29, 2001 (the “Initial Agreement”) by and among PalmSource, Inc., (“PalmSource”), Palm Ireland Investment and AlphaSmart, Inc., as the Initial Agreement was amended by Amendment 1 effective June 14, 2002 (“Amendment 1”), and further amended by Amendment No. 2 effective November l5, 2002 (“Amendment No. 2”). The Initial Agreement as amended by Amendment 1 and Amendment 2 is hereinafter referred to as the Amended Agreement. This Amendment 3 is made effective as of February 27, 2004 (the “Amendment 3 Effective Date”), by and among PalmSource, PalmSource Overseas Limited (the successor in interest to Palm Platform Overseas Limited, and together with PalmSource referred to as “PSI”), and AlphaSmart, Inc. (“Licensee”). The provisions of this Amendment 3 are hereby incorporated into the Amended Agreement and shall control over contradicting terms therein. All capitalized terms used herein and not defined shall have the meanings set forth in the Amended Agreement. The term “Agreement” when used herein shall mean the Initial Agreement as amended by Amendment 1, Amendment 2 and this Amendment 3.

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NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the parties hereby amend the Amended Agreement as of the Amendment 3 Effective Date as follows:

1.	All references to Palm Platform Overseas Limited or Palm Ireland Investment shall be deemed henceforth to mean PalmSource Overseas Limited. All references to Palm Trademarks shall be deemed henceforth to mean PSI Trademarks.

2.	The Term of the Agreement shall be extended for an additional two and one-half (2.5) years such that it shall expire at midnight on December 31, 2008.

3.	Section 3 of Exhibit D of the Amended Agreement shall be amended and restated as follows:

[*]	This provision is the subject of a Confidential Treatment Request.

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 3 TO SOFTWARE LICENSE AGREEMENT

“ROYALTIES

a.	Notwithstanding anything to the contrary in the Agreement, including without limitation Section 4.2 thereof, the Royalties due and payable for the [*] shipped under the Agreement (the “Initial Units Shipped”) including without limitation the [*] shipped by Licensee and paid for prior to [*], shall be [*].

b.	[*] Payments for the portion of the Initial Units Shipped that is comprised of the [*] of Licensee Product shipped or otherwise distributed under the Agreement [*], shall be due and payable in accordance with [*]. The actual amount to be paid (the “Actual Royalty Payment”) on any particular Due Date set forth in the schedule below shall be an amount equal to the greater of (a) [*], or (b) [*]. Together, the Actual Royalty Payments and the [*] shall be referred to as the “Scheduled Royalty Payments.” Each Scheduled Royalty Payment shall be made on or before the applicable scheduled date and is [*], regardless of the actual number of units shipped or otherwise distributed. All Actual Royalty Payments shall be due and payable on the dates set forth below, until [*] or the Agreement has expired or terminated in accordance with its terms. [*].

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In the event of [*] set forth herein and in the Agreement, [*] shall be [*] upon the effective date of termination; provided that, for any units covered by any of the [*] that are [*] by such termination and are or would have been (but for such early termination) due and payable after August 24, 2005, [*]. The Royalties due and payable for any units shipped or otherwise distributed in excess of the [*] and the Royalties due on any units shipped or otherwise distributed in excess of the full number of the Initial Units Shipped shall be charged at the rates set forth in Section 3(a) above.

c.	In the event that, during any particular Shipment Period, Licensee ships or otherwise distributes one or more units of Licensee Product on which a Royalty payment is due hereunder in excess of the Scheduled Units (the “Unit Overage”), [*].

[*]   This provision is the subject of a Confidential Treatment Request.

AMENDMENT NO. 3 TO SOFTWARE LICENSE AGREEMENT

4.	Commencing on the Amendment 3 Effective Date, the terms and conditions concerning Minimum Annual Shipments shall not apply to the Initial Units Shipped, and all terms in the Agreement and its Exhibits with respect thereto shall be deemed void and without effect, including without limitation the portion of Section 4.2(d) commencing with the 3rd sentence.

5.	Section 2.3 (d) shall be amended and restated in its entirety as follows:

“Licensee acknowledges that PSI and Palm Trademark Holding Company, LLC own the exclusive rights in the PSI Trademarks. Licensee will not use nor authorize any of its third party agents, customers, licensees or sublicensees to use PALM or PALMSOURCE or any other PSI Trademarks as part of any of its or their product, service, domain or company names and will not take nor authorize, and shall take commercially reasonable efforts to require that its third party agents, customers, licensees or sublicensees will not take or authorize, any action inconsistent with PSI’s trademark rights during the Term of this Agreement or thereafter. PSI reserves the right to change the PSI Trademarks licensed hereunder upon written notice to Licensee, and Licensee agrees that it shall, and shall use reasonable efforts to ensure that each of its Approved Contractors shall, promptly upon such notice revise the Licensee Products accordingly and use only the then current PSI Trademarks applicable to the particular version of Palm OS licensed and distributed by Licensee under this Agreement. Nothing in this Agreement grants Licensee or its third party agents, customers, licensees or sublicensees (including with out limitation any Approved Contractor) ownership or any rights in or to use the Palm PSI Trademarks, except for the right of Licensee to use the PSI Trademarks in accordance with the license set forth in Section 2.3(c) hereof. PSI, or its Affiliates, assignees or successors in interest, will have the exclusive right to own, use, hold, apply for registration for, and register the PSI Trademarks during the Term of, and after the expiration or termination of, this Agreement in any country or jurisdiction worldwide. Licensee acknowledges and agrees that during the Term of this Agreement and thereafter, neither it nor any of its third party agents, customers, licensees or sublicensees (including with out limitation any Approved Contractor) has the right to nor will it attempt or authorize any third party to attempt to register any mark, or any domain name that includes the letter string “palm” or any formatives, translations,

AMENDMENT NO. 3 TO SOFTWARE LICENSE AGREEMENT

transliterations, homonyms, symbolic representations and derivatives of “PALM.” All use of the PSI Trademarks by Licensee or its third party agents, customers, licensees or sublicensees (including with out limitation any Approved Contractor) shall inure to the benefit of, and be on behalf of, PSI or its Affiliates, or their assignees or successors in interest. Except as specifically set forth in this Agreement, no other licenses are granted by PSI to Licensee, whether by implication, estoppel or otherwise. Unless otherwise authorized by PalmSource in writing or as otherwise stated in the then current PSI Trademark Policy Guidelines, Licensee shall use, and shall use commercially reasonable efforts to require its third party agents, distributors and resellers to use, a legend substantially similar to the following on its website and all printed materials and products bearing the PSI Trademarks: “[Licensee’s name] uses the [insert the PSI Trademark(s) used] under express license from PalmSource, Inc.” Further, all use by Licensee, its Approved Contractors and each member of its Reseller Channel of the PSI Trademarks must be strictly in accordance with the PSI Trademark Policy Guidelines and the PSI Compatibility Trademark Program Guidelines.”

6.	Section 4 of Exhibit B is hereby amended such that, commencing on April 1, 2004, Licensee shall pay to PSI an annual maintenance and support fee equal to [*], which fee is due and payable [*]. [*] of the annual fee shall cover Maintenance Services under the Agreement for the version of Palm OS licensed thereunder as of the Amendment 3 Effective Date. The remaining [*] shall cover the [*], which together provides up to [*] defined under Exhibit E hereto (“Support Services”), which services shall be provided as set forth in Section 7 of the Agreement. The term “Maintenance Services” means the maintenance services described in Section 6 of the Agreement.

7.	All other terms and conditions remain the same, in full force and effect.

This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. If this Amendment is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed or caused to be duly executed a counterpart of this Amendment.

[*]   This provision is the subject of a Confidential Treatment Request.

AMENDMENT NO. 3 TO SOFTWARE LICENSE AGREEMENT

PalmSource, Inc.		AlphaSmart, Inc.

By:	/s/ Al Wood	By:	/s/ James M. Walker
Name:	Al Wood	Name:	James M. Walker
Title:	CFO	Title:	COO/CFO
Date:	2/27/04	Date:	2/27/04

PalmSource Overseas Limited

By:	/s/ Al Wood
Name:	Al Wood
Title:	CFO
Date:	2/27/04

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